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                                                                     EXHIBIT 5.1



                         [CENTEX CORPORATION LETTERHEAD]

                                November 14, 2000


Centex Corporation
2728 North Harwood
Dallas, Texas  75201

Ladies and Gentlemen:

         I am Executive Vice President, Chief Legal Officer and Secretary of Centex Corporation, a Nevada corporation (the "Company"), and have acted as counsel for the Company in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company, 3333 Holding Corporation, a Nevada corporation ("Holding"), and Centex Development Company, L.P., a Delaware limited partnership ("Development"), and by Centex Trust I and Centex Trust II, each a statutory business trust formed under the laws of the State of Delaware (the "Trusts"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance and sale from time to time of up to $1,100,000,000 aggregate initial offering price of (a) the Company's senior debt securities (the "Senior Debt Securities"), (b) the Company's subordinated debt securities (the "Subordinated Debt Securities"), (c) shares of common stock, par value $.25 per share, of the Company, certificates for which include (1) a beneficial interest in common stock of Holding and warrants to purchase Class B Units of limited partnership interest in Development and (2) preferred share purchase rights (collectively, the "Common Stock"), (d) shares of preferred stock of the Company (the "Preferred Stock"),
(e) warrants of the Company to purchase other securities (the "Warrants"), (f) preferred securities of the Trusts (the "Trust Preferred Securities"), (g) the Company's guarantees with respect to the Trust Preferred Securities (each, a "Guarantee" and, collectively, the "Guarantees"), (h) junior subordinated debt securities of the Company for issuance directly to the Trusts (the "Junior Subordinated Debt Securities"), (i) the Company's stock purchase contracts (the "Stock Purchase Contracts") and (j) the Company's stock purchase units (the "Stock Purchase Units"), consisting of Stock Purchase Contracts and other securities. The Senior Debt Securities, the Subordinated Debt Securities, the Common Stock, the Preferred Stock, the Warrants, the Trust Preferred Securities, the Guarantees, the Junior Subordinated Debt Securities, the Stock Purchase Contracts and the Stock Purchase Units may be hereinafter referred to as the "Securities."

         Each series of the Senior Debt Securities will be issued pursuant to an indenture dated as of October 1, 1998 between the Company and The Chase Manhattan Bank, as Trustee (the "Senior Indenture") and each series of the Subordinated Debt Securities will be issued pursuant to an indenture dated as of March 12, 1987 between the Company and The Chase Manhattan Bank, as Trustee (the "Subordinated Indenture"), as each such indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series (each, a "Supplemental Indenture"). Each Guarantee will be issued pursuant to a guarantee agreement to be entered into between the Company and The Chase Manhattan Bank, as guarantee trustee thereunder (each, a "Guarantee


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Agreement" and, collectively, the "Guarantee Agreements"). Each series of the
Junior Subordinated Debt Securities will be issued pursuant to an indenture dated as of November 14, 2000 between the Company and The Chase Manhattan Bank, as Trustee (the "Junior Subordinated Indenture"), as such indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series (each, a "Junior Subordinated Supplemental Indenture"). Each Stock Purchase Contract will be issued pursuant to an agreement (the "Purchase Agreement").

         In furnishing this opinion, I or members of my staff have examined and relied upon copies of the Restated Articles of Incorporation and By-laws of the Company, as amended to date (together, the "Charter Documents"), the Senior Indenture and the Subordinated Indenture, the Guarantee Agreement and the Junior Subordinated Indenture filed as exhibits to the Registration Statement, corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company and the Trusts, statutes and other instruments and documents as I have deemed necessary or appropriate to form a basis for the opinions hereinafter expressed.

         In connection with this opinion, I have assumed: (a) the genuineness of all signatures on all documents examined by me; (b) the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies; (c) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (d) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (e) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (f) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (g) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (h) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's Charter Documents and not otherwise reserved for issuance.

         On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Nevada.

         2. With respect to a series of Senior Debt Securities, when (a) any applicable Supplemental Indenture relating to such series has been duly authorized and validly executed and delivered by each of the parties thereto,
(b) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Nevada and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action



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to approve and establish the terms of such series and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and
(c) the Senior Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the Senior Indenture, any applicable Supplemental Indenture relating to such series and the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor provided for therein, the Senior Debt Securities of such series will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of
(i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3. With respect to a series of Subordinated Debt Securities, when (a) any applicable Supplemental Indenture relating to such series has been duly authorized and validly executed and delivered by each of the parties thereto,
(b) the Board has taken all necessary corporate action to approve and establish the terms of such series and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (c) the Subordinated Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the Subordinated Indenture, any applicable Supplemental Indenture relating to such series and the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor provided for therein, the Subordinated Debt Securities of such series will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of
(i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4. With respect to shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations are made in the share register of the Company, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

         5. With respect to shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including


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the adoption of a Certificate of Designation relating to such Preferred Stock (a
"Certificate of Designation"), and such Certificate of Designation has been filed with the Secretary of State of the State of Nevada, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations are made in the share register of the Company, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

         6. With respect to Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued.

         7. With respect to each Guarantee Agreement, when (a) such Guarantee Agreement has been duly authorized, validly executed and delivered by each of the parties thereto, (b) such Guarantee Agreement has been duly qualified under the Trust Indenture Act of 1939 and (c) the Board has taken all necessary corporate action to approve the Guarantee and the issuance thereof and related matters, such Guarantee Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         8. With respect to a series of Junior Subordinated Debt Securities, when (a) any applicable Junior Subordinated Supplemental Indenture relating to such series has been duly authorized and validly executed and delivered by each of the parties thereto, (b) the Board has taken all necessary corporate action to approve and establish the terms of such series and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters and
(c) the Junior Subordinated Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the Junior Subordinated Indenture, any applicable Junior Subordinated Supplemental Indenture relating to such series and either (1) the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor provided for therein or (2) upon conversion,


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exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, the Junior Subordinated Debt Securities of such series will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         9. With respect to the Stock Purchase Contracts, when (a) the Purchase Agreement has been duly authorized and validly executed and delivered by each of the parties thereto, (b) the Board has taken all necessary corporate action to approve and establish the terms of such Stock Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (c) the Stock Purchase Contracts have been duly executed and delivered in accordance with the Purchase Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor provided for therein, the Stock Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of
(i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         The opinions set forth above are subject to the qualification that I am a member of the Bar of the State of Texas and such opinions are limited to the laws of the State of Texas, the United States of America and Nevada corporate law. At your request, this opinion is being furnished to you for filing as
Exhibit 5.1 to the Registration Statement. Additionally, I hereby consent to the reference to me under the caption "Legal Opinions" in the Registration Statement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                           Very truly yours,

                                           /s/ Raymond G. Smerge

                                           Raymond G. Smerge
                                           Executive Vice President,
                                           Chief Legal Officer and Secretary



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